UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 19, 2013
ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At a meeting held on November 19, 2013, the Compensation Committee of the Board of Directors of ICU Medical, Inc. ("the Company") approved retention agreements and increased bonus targets to the Company's executive officers and approved increases to annual base salaries for certain executive officers of the Company. The terms of the retention agreements are based on the executive's tier. The Chief Executive Officer, Steve Riggs, is in Tier 1. All other executive positions are in Tier 2. The target bonus adjustments and annual base salary adjustments begin January 1, 2014.

The approved increases in bonus targets are as follows:

Bonus Target
Officer	2014

Steve C. Riggs	65%
Scott E. Lamb	65%
Alison D. Burcar	60%
Richard A. Costello	55%

The approved increases in the annual base salaries are as follows:

Annual Base Salary
Officer	2014

Scott E. Lamb	$395,131
Alison D. Burcar	$315,000

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: November 21, 2013	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer